                                                                         EX-1.1

                            Purchase Agreement

 ==============================================================================


                          ADVANCED RADIO TELECOM CORP.
                            (a Delaware corporation)


                        2,750,000 Shares of Common Stock


                               PURCHASE AGREEMENT


                            Dated: October ___, 1996

 ==============================================================================

                                                       Draft of October 28, 1996

                          ADVANCED RADIO TELECOM CORP.

                            (a Delaware corporation)

                        2,750,000 Shares of Common Stock

                           (Par Value $.001 Per Share)

                               PURCHASE AGREEMENT

                                                               October ___, 1996

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                     INCORPORATED
DEUTSCHE MORGAN GRENFELL, INC.
  as Representatives of the several Underwriters
c/o  Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated

North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

      Advanced Radio Telecom Corp. (f/k/a Advanced Radio Technologies Corporation), a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Deutsche Morgan Grenfell, Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to the issuance and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of common stock, par value $.001 per share, of the Company ("Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 412,500 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 2,750,000 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 412,500 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities."

The Company understands that the Underwriters propose to make a public offering of the Securities (the "Offering") as soon as the Representatives deem advisable after this Agreement has been executed and delivered. Prior to consummation of the Offering, (i) ART Merger Corporation, a subsidiary of the Company, will merge with and into Advanced Radio Telecom Corp. ("Telecom"), with the result that Telecom will become a wholly owned subsidiary of the Company, (ii) the Company will amend its certificate of incorporation to change its name to "Advanced Radio Telecom Corp." and (iii) Telecom will amend its certificate of incorporation to change its name to ART Licensing Corp. ("ART Licensing") (collectively, the "Merger"). Concurrent with the Offering, the Company will enter into a certain Senior Secured Credit Agreement and certain ancillary documents attached thereto as exhibits (collectively, the "CIBC Agreements"), pursuant to which certain investors identified by CIBC Wood Gundy Securities Corp. will agree to purchase up to $50.0 million of the Company's senior secured notes in the event that the Company elects to issue such notes at any time during the 90-day period following the consummation of the Offering (the CIBC Financing," and, together with the Offering and the Merger, the "Transactions"). Unless the context otherwise requires, the "Company" shall refer to the Company after giving effect to the Merger. References to "subsidiaries" of the Company shall be deemed to include ART Licensing. This Agreement and the CIBC Agreements are hereinafter collectively referred to as the "OperativeDocuments."

      The Company and the Underwriters agree that up to 275,000 shares of the Securities to be purchased by the Underwriters (the "Reserved Securities") shall be reserved for sale by the Underwriters to certain eligible employees and persons having business relationships with the Company, as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the "NASD") and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by such eligible employees and persons having business relationships with the Company by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

      The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-04388) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b)

Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated October 16, 1996 together with the Term Sheet, and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

      1. Representations and Warranties.

      (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

            (i) Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, any preliminary prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and such preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different", as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

            (ii) Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations, and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the Offering were identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (iii) No action has been taken and no local, state or Federal law, statute, ordinance, rules, regulation, requirement, judgment or court decree has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Securities or prevents or suspends the use of the Prospectus; no judgment, restraining order or order of any nature by a Federal or state court of competent jurisdiction has been issued that prevents the issuance of the Securities or prevents or suspends the sale of the Securities in any jurisdiction referred to in Section 3(f) hereof; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

            (iv) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been described or filed as required. The contracts so described in the Prospectus are accurate and complete in all material respects, and all such contracts described as being in full force and effect on the date hereof are in full force and effect on the date hereof. Neither the Company nor any of its subsidiaries or, to the best of the Company's knowledge, any other party is in breach of or default under any such contract.

            (v) Each of the Company and ART Licensing has been duly formed as a corporation and is validly existing in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. Each of the Company and ART Licensing is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have, either individually or in the aggregate, a material adverse effect on the assets, properties, business, management, earnings, net worth, results of operations, condition (financial or otherwise) or business prospects of the Company and its subsidiaries, taken as a whole. No proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

            (vi) ART Licensing is the only subsidiary of the Company. The Company owns all of the outstanding capital stock of ART Licensing; all such capital stock has been duly authorized and validly issued and is fully paid and nonassessable, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, other than the pledge of all outstanding shares of capital stock of ART Licensing in connection with the CommcoCCC Financing (as such term is defined in the Prospectus); and none of such capital stock was issued in violation of any preemptive or similar rights. Except as disclosed in the Prospectus, there are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any such shares of capital stock or other equity interest of ART Licensing.

            (vii) The Company and its subsidiaries do not have any ownership interest in any joint venture, other than the Company's 50% ownership interest in the ART West Joint Venture, a Delaware partnership owned by the Company and Extended Communications, Inc. ("ART West").

            (viii) Prior to consummation of the Transactions, the Company and Telecom have authorized and outstanding capital stock as set forth in Exhibit A hereto. All such issued and outstanding shares of capital stock of the Company and Telecom have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights. The shares of capital stock of Telecom owned by the Company prior to completion of the Merger are free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature. Upon consummation of the Transactions, the Company will have authorized and outstanding capital stock as set forth in Exhibit B hereto. All such issued and outstanding shares of capital stock of the Company will have been duly authorized and validly issued, will be fully paid and non-assessable and will not have been issued in violation of any preemptive or similar rights. Except as disclosed in the Prospectus, there are, and there will be, no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock of the Company or Telecom. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

            (ix) The Company has all requisite corporate power and authority to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

            (x) No approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required for the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated by this Agreement, except such as have been obtained and are in full force and effect under the 1933 Act and such as may be required under applicable Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and the clearance of the Offering with the NASD.

            (xi) The Securities to be sold by the Company have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Securities by the Company pursuant to this Agreement. No stockholder of the Company has any right which has not been waived to require the Company to register the sale of any shares owned by such stockholder under the 1933 Act in the Offering contemplated by this Agreement. No further approval or authority of the stockholders or the board of directors of the Company (the "Board of Directors") will be required for the issuance and sale of the Securities to be sold by the Company as contemplated herein.

            (xii) Each of (A) the Cooperation Agreement between Landover Holdings Corp. ("LHC"), Lawrence S. Zimmerman and the Company, (B) the Voting Trust Agreement among Vernon L. Fotheringham, Andrew I. Fillat and Mark C. Demetree, as trustees, LHC, Kimberly Zimmerman, the Zachary Tyler Zimmerman Trust and the Company and (C) the Confidentiality Agreement among Laurence S. Zimmerman, the Company and Telecom (collectively, the "Voting Trust Agreements") has been duly authorized and validly executed by each of the parties thereto and is the legally valid and binding agreement of each such party, enforceable against each such party in accordance with its terms.

            (xiii) The CommcoCCC Agreement (as such term is defined in the Prospectus) has been duly authorized and validly executed by each of the parties thereto and is the legally valid and binding agreement of each such party, enforceable against each such party in accordance with its terms.

            (xiv) Each of the CIBC Agreements has been duly authorized, executed and delivered by each of the parties thereto and is the legally valid and binding agreement of each such party, enforceable against each such party in accordance with its terms.

            (xv) None of the execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all of the provisions hereof, the issuance and sale of the Securities, the consummation by the Company and its subsidiaries of the Transactions and the transactions contemplated hereby and thereby (A) require any consent, approval, authorization or other order of or filing, registration, qualification, license or permit of or with, any court, regulatory body, administrative agency or other governmental body (including, without limitation, the Federal Communications Commission (the "FCC")), other than those that have been obtained and are in full force and effect, or (B) violate, conflict with, or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company or any of its subsidiaries pursuant to (1) the charter or bylaws of the Company or any of its subsidiaries, (2) any bond, debenture, note, mortgage, deed of trust or other agreement, indenture or other instrument to which or by which any of them is a party or by which any of them or any of their respective property is bound, (3) any local, state or Federal law, statute, ordinance, rule, regulation or requirement (including, without limitation, the Communications Act of 1934, as amended by the Telecommunications Act of 1996 (as so amended, the "Communications Act"), the rules and regulations of the FCC and the environmental laws, statutes, ordinances, rules or regulations) applicable to the Company, any of its subsidiaries or any of their respective assets or properties or (4) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company, any of its subsidiaries or any of their assets or properties, that, in the case of clauses (2), (3) or (4), (x) would reasonably be expected, either individually or in the aggregate, to result in a material adverse effect on the assets, properties, business, management, earnings, net worth, results of operations, condition (financial or otherwise) or business prospects of the Company and its subsidiaries, taken as a whole, (y) would materially interfere with or materially adversely affect the issuance of the Securities or the consummation of the Transactions or (z) would in any manner draw into question the validity of any of the Operative Documents (any of the events set forth in clauses (x), (y) or (z), a "Material Adverse Effect").

            (xvi) Neither the Company nor any of its subsidiaries is or, immediately after giving effect to the Transactions, will be (A) in violation of its charter or bylaws, (B) in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which any of them is a party, or by which any of their respective properties is bound or (C) in violation of any local, state or Federal law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, the Communications Act and the rules and regulations of the FCC and environmental laws, statutes, ordinances, rules, regulations, judgments or court decrees) applicable to any of them or any of their respective assets or properties (whether owned or leased), other than, in the case of clauses (B) and (C), any default or violation that would not reasonably be expected to have a Material Adverse Effect. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument that would reasonably be expected to have a Material Adverse Effect.

            (xvii) Other than routine FCC proceedings relating to applications for and assignments of 38 GHz wireless broadband authorizations and other than rulemaking procedures of general applicability to the 38 GHz wireless broadband telecommunications industry, there is (A) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or threatened or, to the Company's knowledge, contemplated to which the Company or any of its subsidiaries is or may be a party or to which the business or property of any of them is subject, or (B) no injunction, restraining order or order of any nature by a Federal or state court or foreign court of competent jurisdiction to which the Company, any of its subsidiaries or their business, assets, or property are, or would reasonably be expected to be, subject.

            (xviii) Each of the Company and ART Licensing has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions, except for liens described in the Prospectus, liens for taxes not yet due and payable and other liens not material to the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, to all property and assets described in the Prospectus as currently being owned by each of the Company and its subsidiaries. The Company or its subsidiaries hold 73 authorizations (the "Company FCC Licenses") to provide 38 GHz wireless broadband services ("Service"). In particular, the Company or its subsidiaries hold the authorizations set forth in the table in the Prospectus under the heading "Business--38 GHz Wireless Broadband Licenses and Authorizations" (the "License Table") to provide Service in the markets identified therein as "Owned" and for the amount of bandwidth set forth in the column entitled "Owned" opposite each such market. The Company has entered into contracts with third parties that hold, on a combined basis, 35 authorizations (the "Managed FCC Licenses") to provide Service. In particular, these third parties hold the authorizations set forth in the License Table to provide Service in the markets identified therein as "Managed" and for the amount of bandwidth set forth in the column entitled "Managed" opposite each such market. The shareholders of CommcoCCC, Inc. ("CommcoCCC") hold 129 authorizations (the "CommcoCCC FCC Licenses") to provide Service.. In particular, the shareholders of CommcoCCC hold the authorizations set forth in the License Table to provide Service in the markets identified therein as "Under Definitive Agreement to Acquire" and for the bandwidth set forth in the column entitled "Under Definitive Agreement to Acquire" opposite each such market. All of the Company FCC Licenses, the Managed FCC Licenses and the CommcoCCC FCC Licenses (collectively, the "Licenses") are in full force and effect. Each of the Company and its subsidiaries is in compliance with the terms and conditions of all such Licenses and with the rules and regulations of the regulatory authorities having jurisdictions with respect thereto. All leases to which the Company or any of its subsidiaries is a party are valid and binding, and no default has occurred or is continuing thereunder which would reasonably be expected to result in a Material Adverse Effect. Each of the Company and its subsidiaries enjoys peaceful and undisturbed possession under all such Leases to which it is a party as lessee or as assignee of lessee with such exceptions as do not materially interfere with the use made by the Company or its subsidiaries.

            (xix) Each of the Company and ART Licensing has such permits, licenses, franchises, trademarks and authorizations of governmental or regulatory authorities other than the FCC ("Permits") as are necessary to own, lease and operate their respective properties and to conduct their respective business in the manner described in the Prospectus. Each of the Company and ART Licensing has fulfilled and performed all of its material obligations with respect to such Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit, except for any such impairments which would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Prospectus, such Permits contain no restrictions that are materially burdensome to the Company and its subsidiaries, taken as a whole.

            (xx) The development, implementation and operation of the 38 GHz wireless broadband telecommunications services network as described, and in the markets described, in the Prospectus will not (A) result in any violation of the provisions of the charter or bylaws of the Company or any of its subsidiaries, (B) result in any violation of any applicable law, administrative regulation or administrative or court decree (including, without limitation, the Communications Act, the rules and regulations of the FCC and environmental laws) or (C) conflict with or constitute a breach or violation of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of their property is subject, except, in the case of clauses (B) and (C) above, any such violations, conflicts or breaches that would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (xxi) Except as described in the Prospectus, the business and operations conducted and proposed to be conducted by the Company and its subsidiaries as described in the Prospectus are not regulated by any public service or public utility commissions in the States in which the Company and its subsidiaries conduct or propose to conduct such business and operations as described in the Prospectus; and neither the Company nor any of its subsidiaries is or will be required to obtain any Permit from any public service or public utility commission in any such State to conduct its business as described in the Prospectus.

            (xxii) Each of the Company, ART Licensing and ART West has filed all reports required to be filed with the FCC.

            (xxiii) Neither the Company nor ART Licensing has violated any foreign, Federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, except where any such violations would not, individually or in the aggregate, have a Material Adverse Effect.

            (xxiv) All tax returns required to be filed by the Company or any of its subsidiaries in any jurisdiction have been so filed. All material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided for those currently payable without penalty or interest. There are no proposed additional taxes assessments against the Company or any of its subsidiaries, and neither the Company nor any of its subsidiaries has any knowledge of any tax deficiency which has been or might be asserted or threatened against the Company or any of its subsidiaries which would reasonably be expected to have a Material Adverse Effect.

            (xxv) Each of the Company and its subsidiaries maintains reasonably adequate insurance.

            (xxvi) Coopers & Lybrand, L.L.P., who have expressed their opinion with respect to the financial statements and schedules filed with the Commission as part of the Registration Statement and included in the Prospectus and in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

            (xxvii) The financial statements, together with related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the individual and consolidated financial positions, results of operations and changes in financial position of the Company, its subsidiaries and Telecom on the basis stated in the Registration Statement and the Prospectus (and any amendment or supplement thereto) at the respective dates or for the respective periods to which they apply. Such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied through the periods involved, except as disclosed therein. The other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company, its subsidiaries and Telecom, as applicable. The pro forma financial information and other financial information included in the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and regulations with respect to pro forma financial information, have been properly compiled on the pro forma basis described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No other financial statements or schedules are required to be included in the Registration Statement. The selected financial data set forth in the Prospectus under the captions "Summary Historical and Pro Forma Financial Data," "Capitalization" and "Selected Historical and Pro Forma Financial Data" fairly present the information set forth therein on the basis stated in the Registration Statement.

            (xxviii) Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets,
      (C) access to assets is permitted only in accordance with management's general or specific authorizations and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

            (xxix) Subsequent to the respective dates as of which information is given in the Prospectus and except as set forth in the Prospectus, (A) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, nor entered into any transaction not in the ordinary course of business, (B) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (C) there has not been, individually or in the aggregate, any change or development which would reasonably be expected to result in a Material Adverse Effect and (D) there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of capital stock.

            (xxx) The Company does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature. The present fair saleable value of the assets of the Company on a consolidated basis exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company on a consolidated basis as they become absolute and matured. The assets of the Company on a consolidated basis do not constitute unreasonably small capital to carry out the business of the Company and its subsidiaries, taken as a whole, as conducted or as proposed to be conducted.

            (xxxi) Neither the Company nor any of its subsidiaries is (A) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or
      (B) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            (xxxii) The Company has not distributed, and will not distribute prior to the First Closing Date, any offering material in connection with the offering and sale of the Securities other than any preliminary prospectus, the Prospectus, the Registration Statement and the other materials permitted by the 1933 Act. (xxxiii) Neither the Company nor any of its subsidiaries has (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (B) since the date of the Prospectus (1) sold, bid for, purchased or paid any person any compensation for soliciting purchases of, the Securities or (2) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

            (xxxiv) Except pursuant to this Agreement, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any other person that would give rise to a valid claim against the Company, any of its subsidiaries or any of the Underwriters for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Securities.

            (xxxv) Each of the Company and its subsidiaries has complied with all provisions of Section 517.075, Florida Statutes.

            (xxxvi) Except as disclosed in the Prospectus, there are no business relationships or related party transactions required to be disclosed therein pursuant to Item 404 of Regulation S-K of the Commission.

            (xxxvii) The Merger has been completed substantially in accordance with the description thereof contained in the Prospectus.

The Company acknowledges that each of the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

      (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

      2. Sale and Delivery to Underwriters; Closing.

      (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B hereto, the number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

      (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 412,500 shares of Common Stock at the price per share set forth in Schedule B hereto, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time (as hereinafter defined). If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

      (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Latham & Watkins, New York, New York or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "Closing Time").

      In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company

      Payment shall be made to the Company by wire transfer of immediately available funds to a bank account or other accounts designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

      (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern Time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

      3. Covenants of the Company. The Company covenants with each Underwriter as follows:

            (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

            (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

            (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the

      Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

            (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

            (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

            (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

            (i) Listing. The Company will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq Stock Market and will file with the Nasdaq Stock Market all documents and notices required by the Nasdaq Stock Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq Stock Market.

            (j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus provided that the recipient of any such shares of Common Stock shall enter into a lockup agreement substantially in the form of Exhibit E-1 hereto, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus provided that the recipient of any such shares of Common Stock shall enter into a lockup agreement substantially in the form of Exhibit E-1 hereto or (D) 6,000,000 shares of Common Stock issued pursuant to the CommcoCCC Agreement.

            (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

            (l) Compliance with NASD Rules. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

            (m) Compliance with Rule 463. The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the 1933 Act Regulations.

      4. Payment of Expenses. (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including
(i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky memoranda and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of any Blue Sky memoranda and any supplement thereto,
(viii) the fees and expenses of any transfer agent or registrar for the Securities, the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq Stock Market, and (xi) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by the Company for sale to employees and others having a business relationship with the Company.

      (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

      5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

            (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

            (b) Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Hahn & Hessen LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request.

            (c) Opinion of Special Regulatory Counsel. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Latham & Watkins, special regulatory counsel, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit D hereto and to such further effect as the Underwriters may reasonably request.

            (d) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Latham & Watkins, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representatives may request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

            (e) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

            (f) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Coopers & Lybrand L.L.P. a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

            (g) Bring-down Comfort Letter At the Closing Time, the Representatives shall have received from Coopers & Lybrand L.L.P. a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

            (h) Approval of Listing. At the Closing Time, the Securities shall have been approved for inclusion in the Nasdaq Stock Market, subject only to official notice of issuance.

            (i) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

            (j) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received agreements substantially in the forms of Exhibits E-1 through E-4 hereto signed by the persons listed on Schedule C hereto, as applicable.

            (k) Reliance Letter. Prior to the Closing Time, the Representatives shall have received from Ropes & Gray, counsel to the Company, a letter dated as of the Closing Time with respect to certain matters relating to the CIBC Financing in form and substance satisfactory to counsel for the Underwriters.

            (l) Merger. Prior to the date hereof, the Merger shall have been completed in the manner contemplated by the Prospectus.

            (m) Voting Trust Agreements. Prior to the date hereof, each of the Voting Trust Agreements shall have been entered into by the parties thereto.

            (n) CIBC Financing. Prior to the Closing Time, the Company shall have entered into the CIBC Financing on terms substantially identical to those described in the Prospectus, and the Representatives shall have received a certificate from CIBC to the effect that all conditions precedent to the Company's ability to immediately draw on the CIBC Financing have been satisfied or waived.

            (o) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

            (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

            (ii) Opinion of Counsel for Company. The favorable opinion of Hahn & Hessen LLP, counsel for the Company, together with the favorable opinion of Latham & Watkins, special regulatory counsel, each in form and substance satisfactory to counsel for the Underwriters or to the Underwriters, as the case may be, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Sections 5(b) and 5(c) hereof.

            (iii) Opinion of Counsel for Underwriters. The favorable opinion of Latham & Watkins, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
      Section 5(e) hereof.

            (iv) Bring-down Comfort Letter. A letter from Coopers & Lybrand L.L.P., in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(g) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

            (p) Additional Documents. At the Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

            (q) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in
      Section 4 hereof and except that Sections 1, 6, 7 and 8 hereof shall survive any such termination and remain in full force and effect.

      6. Indemnification.

      (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) the violation of any applicable laws or regulations of any jurisdictions where Reserved Securities have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in connection with the reservation and sale of the Reserved Securities to eligible employees and other persons having business relationships with the Company or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectus or preliminary prospectus, not misleading;

            (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof; provided that (subject to Section 6(d) hereof) any such settlement is effected with the written consent of the Company; and

            (iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

      (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

      (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) hereof, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a) and Section 6(a)(iii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

      (e) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of eligible employees of the Company and other persons having business relationships with Company to pay for and accept delivery of Reserved Securities which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

      7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

      The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(a)(ii)(A) hereof.

      The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

      8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

      9. Termination of Agreement.

      (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or
(iii) if trading in any securities of the Company has been suspended or materially limited by the

Commission or the Nasdaq Stock Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq Stock Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

      (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 hereof shall survive such termination and remain in full force and effect.

      10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

            (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

            (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

      No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

      In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

      11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at North Tower, World Financial Center, New York, New York 10281-1201, attention of Steven C. Jones; and notices to the Company shall be directed to it at 500 108th Avenue, N.E., Suite 2600, Bellevue, Washington 98004, attention of Chief Financial Officer.

      12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

      13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

      14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.


                                                    Very truly yours,

                                                    ADVANCED RADIO TELECOM CORP.


                                                    By ________________________
                                                       Title:

CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
           INCORPORATED

DEUTSCHE MORGAN GRENFELL, INC.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED


By ______________________________________
            Authorized Signatory


For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A

                              List of Underwriters

                                                                      Number of
                                                                       Initial
Name of Underwriter                                                   Securities
-------------------                                                   ----------

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated

Deutsche Morgan Grenfell, Inc.

                                                       Total          2,750,000

                                   SCHEDULE B

                               Pricing Information

                          ADVANCED RADIO TELECOM CORP.
                        2,750,000 Shares of Common Stock
                           (Par Value $.001 Per Share)


      1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $__.

      2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $__, being an amount equal to the initial public offering price set forth above less $__ per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

                                   SCHEDULE C

                 List of Persons and Entities subject to Lock-up

1.    Existing Security Holders, Directors and Officers (Exhibit E-1):

2.    High Sky Entities (Exhibit E-2):

3.    March Bridge Note Holders (Exhibit E-3):

4.    Commco Entities (Exhibit E-4):